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                           Exhibit 24.2





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                      BLYTH INDUSTRIES, INC.

                          CERTIFICATION


     I, the undersigned Secretary of BLYTH INDUSTRIES, INC., a Delaware corporation, certify that the attached is a true copy of resolutions adopted by the Board of Directors of Blyth Industries, Inc. at a special meeting on September 11, 1997, and that the same is still in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Blyth Industries, Inc. this 10th day of October, 1997.

                 /s/ Bruce D. Kreiger
               Name:     Bruce D. Kreiger
               Title:    Secretary


                      BLYTH INDUSTRIES, INC.

                  Board of Directors Resolutions

                        September 11, 1997

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          RESOLVED, that this Board acknowledges the responsibility of the
Corporation to file a registration statement pursuant to the Registration Rights Agreement, dated as of May 20, 1997, between this Corporation and the former shareholders and warrantholders of Endar Corp., to facilitate the resale by such former shareholders and warrantholders (the "Selling Shareholders") of the Common Stock (the "Common Stock") of this Corporation;

          RESOLVED, that the proposed Registration Statement on Form S-3 and proposed Prospectus included therein, substantially in the form of the draft presented to and reviewed by this Board (the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended, of up to 1,710,746 outstanding shares of Common Stock to be sold by such Selling Shareholders, be, and they hereby are, approved; and that the proper officers of this Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of this Corporation, to execute, by power of attorney or otherwise, the Registration Statement, with such additions, deletions and modifications thereto as the officers executing the same on behalf of this Corporation shall in their discretion determine to be necessary or advisable (such determination to be evidenced conclusively by their execution thereof), to file the Registration Statement (together with the exhibits thereto) with the Commission and to execute such other documents and to take such other actions with respect thereto as they shall deem necessary or advisable;

          RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this Corporation, from time to time to execute, by power of attorney or otherwise, and to file with the Commission, such amendments and supplements to the Registration Statement (together with the exhibits thereto) as the proper officer or officers of this Corporation shall in his or their discretion determine to be necessary or advisable (such determination to be evidenced conclusively by his or their execution thereof), and to execute such other documents and take such other actions with respect thereto as the proper officer or officers of this Corporation shall determine to be necessary or advisable;

          RESOLVED, that Robert B. Goergen, Howard E. Rose, and Bruce D. Kreiger be, and each of them (with full power to act with or without the others) hereby is, authorized to sign the Registration Statement and any and all amendments and supplements (including post-effective amendments and amendments pursuant to Rule 462 of the Securities Act of 1933) to the Registration Statement, on behalf of and as true and lawful attorney or attorneys for the Corporation and on behalf of and as true and lawful attorney or attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the President and/or each Vice President and/or the Treasurer and/or the Secretary (in attestation of the corporate seal of the Corporation or otherwise).

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          RESOLVED, that Robert B. Goergen, as Chairman, Chief Executive
Officer and President of this Corporation, be, and he hereby is, designated to act on behalf of this Corporation as its agent for service to be named in and with respect to all matters concerning the Registration Statement, and that Mr. Goergen be, and he hereby is, authorized to receive on behalf of this Corporation all notices and communications from the Securities and Exchange Commission in connection with the Registration Statement;